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Exhibit 99.1 Press Release dated July 21, 2004
FOR IMMEDIATE RELEASE                                FOR MORE INFORMATION:
July 26, 2004                                        Bill D. Wright
                                                     Chief Financial Officer
                                                     (270)-393-0700

        CITIZENS FIRST CORPORATION ANNOUNCES SECOND QUARTER 2004 RESULTS

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and six months ended June 30, 2004. Mary D. Cohron, President and CEO, reported that the company's net income on a consolidated basis for the second quarter of 2004 was $182,749, or $0.22 per common share, compared to a net loss of ($748,086) or ($1.16) per common share for the second quarter of 2003. The company recorded a provision for loan losses of $45,000 for the second quarter of 2004, compared to $1,490,000 for the second quarter of 2003. "Citizens First's quarterly net income continues to improve in 2004, primarily as a result of the improvement in the net interest margin," said Cohron. "Although the Company continues to grow in 2004, the focus is on performance."


In addition, the Company announced, subsequent to the end of the second quarter of 2004, the completion of the private placement of 250 shares of Cumulative Convertible Preferred Stock, stated value $31,992 per share (Preferred Stock), for an aggregate purchase price of $7,998,000. The proceeds from the issuance of the Preferred Stock will be used for general corporate purposes, including the contribution of capital to Citizens First Bank and the repayment of outstanding borrowings under the Company's credit facility. The Preferred Stock was sold for $31,992 per share, is entitled to quarterly cumulative dividends at an annual fixed rate of 6.5% and is convertible into shares of common stock of the Company at a price of $15.50 on and after three years from the date of issuance. The Preferred Stock was placed by Howe Barnes Investments, Inc., Chicago, Illinois.

For the six months ended June 30, 2004, the company reported net income of $328,357, or $0.39 per common share, compared to a net loss of ($630,337), or ($0.98) per common share for the same period in 2003. For the first six months of 2004, the company recorded a provision for loan losses of $120,000, compared to $1,643,000 for the same period of 2003. The significant decrease came from the provision recorded for the second quarter of 2003, as noted above.

Net interest income for the quarter ended June 30, 2004 was $1,425,543, versus $1,160,403 for the same quarter of 2003, an increase of $265,140 or 22.8%. Non-interest income was $396,141 during the second quarter of 2004, compared to $565,972 in the same quarter of 2003, a decrease of $169,831 or 30.0%. Included in non-interest income for the second quarter of 2004 is income from the sale of secondary market loans of $115,889, compared to $188,808 for the same period of 2003, a decrease of $72,919, or 38.6%. This decrease is attributable to the strong refinance market that existed during a time of historically low home mortgage rates during the second quarter of 2003. Also included in the non-interest income total for the second quarter of 2003 are gains on the sale of investment securities of $134,732, compared to none for the same period of 2004. Non-interest expense was $1,508,135 for the second quarter of 2004, versus $1,373,561 for the same period of 2003, an increase of $134,574 or 9.8%.

For the six months ended June 30, 2004, net interest income was $2,804,100, compared to $2,226,735 for the same period in 2003, an increase of $577,365 or 25.9%. Non-interest income for the first half of the year totaled $664,865 in 2004, compared to $847,932 for the same period of 2003, a decrease of $183,067 or 21.6%. The decrease is attributable to income from secondary market loan sales, which decreased $101,286 for the period, to $179,460 from $280,746, and from the sale of investment securities, down $178,392, with a loss of $34,368 during the first half of 2004 compared to a gain of $144,024 during the same period of 2003. An increase in service
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charge income of $89,278 in 2004 compared o 2003 partially offset these decreases. Non-interest expense during the first half of 2004 was $2,869,008, an increase of $472,754 or 19.7% over the total of $2,396,254 from the same period of 2003.

Total assets at June 30, 2004 were $164,735,856, up $10,300,282 or 6.7%, from
$154,435,574 at June 30, 2003. Loans increased $13,765,786, or 11.0%, from
$124,787,812 at June 30, 2003 to $138,553,598 at June 30, 2004. Stockholders'
equity of $9,781,202 equaled 5.9% of total assets as of June 30, 2004.

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CITIZENS FIRST CORPORATION
(Unaudited)
                                              Financial Highlights

                                             Quarter       Quarter
                                              Ended         Ended
                                             6/30/2004    6/30/2003

Interest Income ..........................   $2,075,408   $  1,888,444
Interest Expense..........................      649,865        728,041
                                              ---------     ----------
Net Interest Income ......................    1,425,543      1,160,403
Provision for Loan Losses                        45,000      1,490,000
                                              ---------     ----------
Net Interest Income (loss) after Provision    1,380,543      (329,597)
Non-Interest Income ......................      396,141        565,972
Non-Interest Expenses ....................    1,508,135      1,373,561
                                              ---------    -----------
Gain (loss) before Taxes .................      268,549    (1,137,186)
Income Tax Provision (Benefit) ...........       85,800      (389,100)
                                              ---------    -----------
NET INCOME (LOSS) PER SHARE ..............   $  182,749    $ (748,086)
                                             ==========    ===========
NET INCOME (LOSS) PER SHARE ..............   $     0.22    $   ( 1.16)


                                       Six Months    Six Months
                                         Ended          Ended
                                        6/30/2004     6/30/2003


Interest Income ...................   $4,137,739     $3,613,144
Interest Expense                       1,333,639      1,386,409
                                      ----------     ----------
Net Interest Income ...............    2,804,100      2,226,735
Provision for Loan Losses                120,000      1,643,000
                                      ----------     ----------
Net Interest Income after Provision    2,684,100        583,735
Non-Interest Income ...............      664,865        847,932
Non-Interest Expenses .............    2,869,008      2,396,254
                                      ----------     ----------
Gain (loss) before Taxes ..........      479,957      (964,587)
Income Tax Provision (Benefit) ....      151,600      (334,250)
                                      ----------     ----------
NET INCOME (LOSS)............         $  328,357     $(630,337)
                                      ==========     ==========
NET INCOME (LOSS) PER SHARE .......   $     0.39     $   (0.98)

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CITIZENS FIRST CORPORATION
(Unaudited)


                                           As of        As of
                                         6/30/2004    6/30/2003
                                         (in 000's)   (in 000's)
ASSETS
Cash and cash equivalents ............   $   8,384    $    7,697
Investment securities ................      12,860        17,688
FHLB stock ...........................         571           417
Mortgage loans held for sale .........         269         1,500
Loans ................................     138,554       124,788
Allowance for loan losses ............      (1,998)      (2,901)
Other assets .........................       6,096         5,247
                                         ---------     ---------
     TOTAL ASSETS ....................   $ 164,736     $ 154,436
                                         =========     =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ......   $  70,418     $  59,708
Time deposits ........................      63,061        68,177
                                         ---------     ---------
    TOTAL DEPOSITS ...................     133,479       127,885
FHLB borrowings ......................      13,000        11,000
Federal Funds Purchased and Securities
 sold under agreements to repurchase .       4,734         4,431
Other borrowings .....................       3,000         2,300
Other Liabilities ....................         742           674
                                         ---------     ---------
    TOTAL LIABILITIES ................     154,955       146,290

    STOCKHOLDERS' EQUITY .............       9,781         8,146
                                         ---------     ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ...............   $ 164,736     $ 154,436
                                         =========     =========
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